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                               CONSENT OF COUNSEL


            We hereby consent to the use of our name and to the reference to our firm under the caption "Counsel" in the Statement of Additional Information included in this Post-Effective Amendment No. 18 to the Registration Statement (No. 2-79510) on Form N-1A of Municipal Fund for California Investors, Inc. under the Securities Act of 1933 and the Investment Company Act of 1940, respectively.



                                          /s/ O'Melveny & Myers
                                          -----------------------------
                                          O'MELVENY & MYERS

Los Angeles, California
May 28, 1997